Exhibit 99.1

4Q & FY 2011 Earnings Call February 23, 2012 10:00 am ET Dial in: (800) 288-8968 (US) (612) 332-0335 (International) Passcode: 236861 Replay available until March 8: (800) 475-6701; (320) 365-3844 international passcode: 236861

Safe Harbor Statement Certain statements made within this presentation contain forward-looking statements, within the meaning of the Private Securities Litigation Reform Act of 1995. Forward-looking statements are not guarantees of performance and by their nature are subject to inherent uncertainties. Actual results may differ materially. Any forward-looking information relayed in this presentation speaks only as of February 22, 2012, and the Company undertakes no obligation to update that information to reflect changed circumstances. Additional information concerning these statements is contained in the Company’s press release regarding its Fourth Quarter and Full Year 2011 results issued on February 22, 2012, and the Risk Factors and Forward-Looking Statements sections of the Company’s 2010 Form 10-K and Quarterly Reports on Form 10-Q. Copies of these filings are available from the SEC, the Hertz web site or the Company’s Investor Relations Department.

Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. The following non-GAAP measures will be used in the presentation: Non-GAAP Measures EBITDA Corporate EBITDA Adjusted Pre-Tax Income Adjusted Net Income Adjusted Diluted Earnings Per Share (Adjusted EPS) Net Corporate Debt Net Fleet Debt Total Net Debt Adjusted Interest Expense Adjusted Direct Operating Expense Adjusted Selling, General and Administrative Adjusted Depreciation of Revenue Earning Equipment Levered After-Tax Cash-Flow Before Fleet Growth Corporate Cash Flow

2011 Results Mark Frissora, Chairman and CEO Q4:11 Financial Overview Elyse Douglas, Executive VP and CFO Outlook & Guidance Mark Frissora, Chairman and CEO Questions & Answers Session Today’s Agenda

Opening Comments

 Record Breaking 2011 * Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. Total company consolidated Highest annual adjusted pre-tax income and margin 2011: $681 million and 8.2%, respectively Previous record 2007: $656.4 million and 7.6%, respectively WW RAC Highest volume and volume growth for Q4 & FY2011, despite EU slowdown Record fleet efficiency of 78.6% FY2011, highest annual rate since 2006 (54 bps higher) Lowest annual monthly unit depreciation, excl. tsunami impact Highest adj. pre-tax income and margin Q4 & FY2011 Record Corp. EBITDA & margin FY2011

Strategically positioned to lead industry Grow and diversify our revenue streams Increase efficiency and productivity Improve our capital structure Attractive Competitive Position #1 premium preferred brand - Hertz Fastest growing national discount brand - Advantage Insurance replacement product with lots of room to grow U.S. Rental Car $22 Billion Market

GROW & DIVERSIFY REVENUE STREAMS Full Year 2011 Completed Donlen Corporation acquisition, Sept. 2011 Advantage FY:11 revenue +21%; adj. pre-tax income +14% 35 net new locations in 2011; 63% in Europe Total locations = 81; 32% from Europe Acquired ACE rentals in New Zealand – 10 locations now in NZ & AU Off Airport revenue +10.9% 247 net new Off Airport facilities, bringing total network to 2,175 locations Insurance replacement revenue +13.5% Revenue growth with 4 of top 5 national agencies +22% on avg.

GROW & DIVERSIFY REVENUE STREAMS Full Year 2011 2011 WW HERC revenue +13% YoY; NA revenue +14.1% WW HERC Corp. EBITDA +19.7% in 2011; margin +220 bps 2011 acquisitions broaden geographic reach and end markets Oil & Gas: WGI Rentals, entry into N. Dakota for onshore projects Oil & Gas: Delta Rigging’s offshore equipment rental division Pump & Power: DW Pumps, multiple end markets, U.S. west coast 2012 acquisition pipeline strong Purchased Cinelease lighting in January 2012 to build position in $2B entertainment market Investing gross capex of ~$600M in new equipment in 2012 N.A . Revenue Mix FY 11 FY 10 FY 09 FY 08 FY 07 Construction 37% 38% 44% 47% 50% Industrial 28% 28% 23% 22% 20% Fragmented 35% 34% 33% 31% 30%

Continuous Improvement Programs Objective: To be the lowest cost and highest quality provider ($ in millions) 2012 incremental Cost Savings Target = $250M Incremental Revenue Flow-through to Adj. Pre-tax Income For every $1 of incremental revenue, ~$0.15, or ~55% more flows through to adj. pre-tax income vs. 2007 Employee Efficiency * Cumulative Cost Savings

COST MANAGEMENT Full Year 2011 Initiatives, like Lean/Six Sigma, delivered $458M of cost savings in 2011 Consolidated revenue per employee 1.7% improved over 2010 Lighthouse project (reengineering operations): +66 locations 2011 2011 projects = US RAC 19; Int’l RAC 22; HERC 25 84 locations through process since inception = 40% deployed WW RAC Net Promoter Score +6.4% in 2011 Average adj. pretax income ~250 bps higher at 2011 Lighthouse locations compared with non-Lighthouse locations

COST MANAGEMENT Full Year 2011 Franchising Savings from fixed costs and fleet assets Royalties, service & marketing agreements = incremental revenue Franchised 14 locations worldwide in 2011 ~$30M revenue transferred to licensees 2012 goal to franchise 1-2% of WW RAC revenue Technology replacing infrastructure Virtual Kiosks

Elyse Douglas CFO Financial Results Cash Flow Review Balance Sheet Review

C Fourth Quarter 2011 Snapshot GAAP Q4:11 Results Q4:10 Results YoY Change Revenue $2,013.8 $1,835.8 9.7% Income (loss) before income taxes $92.8 ($6.0) n/m Diluted earnings (loss) per share $0.11 ($0.07) n/m Diluted shares outstanding 437.2 413.0 5.9% Non-GAAP* Corporate EBITDA $335.2 $267.5 25.3% Adjusted Pre-Tax Income $165.1 $69.8 136.5% Adjusted EPS $0.24 $0.10 140.0% ($ in millions, except per share amounts) * Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation. Highest revenue of any Q4 on record for WW RAC Record Q4 adjusted pre-tax income Total company consolidated WW RAC WW HERC Q4 Corp. EBITDA margin best in last 13 sequential quarters Highest Q4 Corp. EBITDA margin in WW RAC since IPO = 11.9%

Q4:11 Total Cost Savings = $117 Million ($ in millions) Q4:11 Q4:10 % chg Revenues $2,013.8 $1,835.8 9.7% Reported DOE: Fleet related $265.3 $241.1 10.0% Personnel related 360.1 354.7 1.5% Other 432.4 439.2 -1.5% Total DOE $1,057.8 $1,035.0 2.2% % of revenue 52.5% 56.4% Improvements driven by: Operating leverage in HERC Lower damage costs in rental car Gains on property and equipment sales Partially offset by higher gasoline expense Direct Operating Expenses

C Full Year 2011 Snapshot GAAP FY:11 Results FY:10 Results YoY Change Revenue $8,298.4 $7,562.5 9.7% Income (loss) before income taxes $324.3 ($14.6) NM Diluted earnings (loss) per share $0.40 ($0.12) NM Diluted shares outstanding 444.8 411.9 8.0% Non-GAAP* Corporate EBITDA $1,389.5 $1,100.3 26.3% Adjusted Pre-Tax Income $680.5 $347.1 96.1% Adjusted EPS $0.97 $0.52 86.5% ($ in millions, except per share amounts) * Definitions and reconciliations of these non-GAAP measures are provided at the end of the presentation.

Rent-A-Car Metrics: Q4:11 vs. Q4:10 % of WW RAC total revenue Q4:11 vs. Q4:10 Total Revenue Rental Rate Revenue* Total Revenue Per Day (RPD) Trans. Days Revenue Per Transaction Transactions Trans Length (days) 62% U.S. 2.9% 3.0% -5.3% 8.6% 0.1% 2.9% 5.6% Mix adjusted -3.1% 22% Europe -0.2% -0.9% -1.4% 1.2% -2.8% 2.0% -0.8% Mix adjusted -0.1% Worldwide 9.5% 2.7% -4.3% 7.2% -0.3% 3.0% 4.1% *Rental rate revenue exclude the effects of foreign currency. Rental rate revenue consists of all revenue net of discounts, associated with the rental of cars including charges for optional insurance products, but excludes revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. WW Adj. pre-tax income: Q4:11 +29.8% YoY; margin 10.1%; +160 bps WW Corporate EBITDA: Q4:11 +21.1%YoY; margin 11.9%, +110 bps U.S. RAC fleet efficiency ~80% Q4:11

Q4:11 U.S. RAC Total Revenue +2.9% YoY

On-Airport 72.3% of U.S. RAC Revenue

Off-Airport 27.7% of U.S. RAC Revenue



13%
11%
9%
7%
5%
3%
1%
-1%
% Change in Total Revenue
-0.3%
11.4%
10.1%
Airport
Advantage
Off-Airport

	Airport	Advantage	Off-Airport
RPD *	$54.78	$34.12	$34.78
Trans Days	+4.3%	+15.8%	+15.0%
Rental length	+4.0%	+1.0%	+6.5%

U.S. RAC Growth Drivers Q4:11 vs. Q4:10



Rev. +$29.3 million
% of total increase
Total Revenue ($ in millions)
Advantage $4.5
15.4%
Off Airport $26.6
90.8%
Airport -$1.8
-6.2%

Note: Advantage RAC acquired April 2009

* RPD calculated using Total Revenue

Hertz

18

 RAC Growth Drivers U.S. Off Airport (OAP) – leisure, local business, monthly, insurance replacement Opened 87 net new locations in Q4 & 247 FY Total locations = 2,175; +12.8% YoY Total OAP revenue +10.1% Q4; same-store-revenue up +8.1% in Q4 and +11.0% for the full year Low-cost infrastructure, minimum overhead, more economical vehicles, and longer-length rentals Worldwide Advantage brand Q4 revenue +27.8% YoY; U.S. revenue +11.4% Added 6 locations Q4:11 (+35 FY); WW Total = 81 locations Revenue per employee +9.1% YoY for the full year Adjusted pre-tax margin +90 basis points YoY for the full year

Q4:11 U.S. Rent-A-Car RPD Incl. Ancillary Sales Leisure pure price -2.7% mix adjusted Q4:11 Corporate pricing remains under pressure Fewer one-way, high RPD rentals than Q4:10 due to milder weather

U.S. RAC Monthly Depreciation p/Unit

Worldwide Rent A Car Q4:11 WW RAC = 84% of total company revenue Q4:11 WW RAC total revenue: ~$1.7 billion Unit Fleet Mix 12/31/11 12/31/10 U.S. Risk% 79% 72% Europe Risk% 67% 61% WW Risk % 78% 72% Strategically increasing U.S. mix of risk vehicles to capitalize on more profitable resale channels As of: Q4:11Total Revenue by Business U.S. & EU Airport Commercial 24% U.S. & EU Airport Leisure 32% U.S. & EU Off-Airport 28% Other Int’l 10% Donlen 6%

Europe Rental Car Q4:11 Eurozone GDP down 0.3% Q4:11 YoY Source: Eurostat Revenue, excluding FX, essentially flat at +0.4% Volume +1.2% due to better demand in corporate business and Advantage entry RPD down 2.1% driven primarily by the leisure market and mix shift toward Advantage Excluding Advantage, RPD flat YoY 85% of Advantage EU locations were opened in 2011

Donlen Donlen acquired September 1, 2011 Pro forma 2011: Includes adjustments related to the purchase of the company * Includes incremental interest expense related to higher ABS advance rate. Sep. 1, 2011 to Dec. 31, 2011* Pro Forma FY 2011 Results 2012 Assumption Revenue $142.7 $403.9 +12%-14% Depreciation $117.0 $332.4 ~80% of revenue Adj. PreTax Margin 9.1% 9.2% ~9%

Q4:11 Revenue – WW HERC

- WW revenue +11.1%= price +3.4%; volume ~8%
  - Strong domestic non-contract pricing
  - More moderate national account pricing and moderate international pricing
- NA revenue +12.9%= price +3.6% (+5.7% based on competitor calc.); volume ~9%
- Revenue excludes used equipment sales

N.A. Revenue Mix

	Q4:11	Q4:10
Construction	38%	38%
Industrial	27%	27%
Fragmented	35%	35%



YoY Pricing Δ
Q3:10
Q4:10
Q1:11
Q2:11
Q3:11
Q4:11
5%
4%
3%
2%
1%
0%
-1%
-2%
-3%
-2.9%
-1.3%
-0.1%
2.2%
3.4%
3.4%

Hertz

25

Q4:11 HERC Fleet Statistics ($ in millions) WW HERC Fleet – Cash Basis ** ($ in millions) Excludes FX FY:11 FY:10 Fleet Expenditures $588.7 $166.8 Disposal Proceeds $204.5 $112.7 Net Capital Expenditures $384.2 $54.1 (cash basis) ** Above amounts are on a cash flow basis, consistent with our GAAP statement of cash flows. Purchases* Disposals 1st Cost* Net Fleet Capital Expenditures* * Includes non-cash purchases and sales. Q4:11 average fleet age ~48 months

Equipment Rental Residual Values Industry residual values improving Retail values almost back to 2007 levels; 40 bps below peak Q3:07 HERC sales channels Q4:11= retail 45%; auction 16%; wholesale 27%; manufacturer buyback 11% Fair Market Value (Retail) Forced Liquidation Value (Auction) Source: Rouse Average Residual Values As % of Original Cost

WW HERC Highlights Q4:11 Adjusted pre-tax income of $62.1M vs. prior year of $35M; margin +730bps Time utilization* +390 bps to 64.7% vs. Q4:10 Q4:11 Corporate EBITDA margin improved to 44.3% YoY, up 420bps Cost management: productivity, process improvements FY 2012 Corp. EBITDA incremental revenue flow through ~60% Planned investments in people [sales force, drivers, operations] and facilities Continue to incur maintenance costs associated with the older fleet, and incremental delivery charges as we grow the business *Time utilization: Calculated on unit average vs. weighted fleet cost basis

Interest Expense Summary GAAP Total Interest Expense Q4:11 Q4:10 FY:11 FY:10 $167.7M $201.3M $699.7M $773.4M Q4:11 Q4:10 FY:11 FY:10 $145.3M $163.5M $569.3M $590.8M Cash Interest Expense Savings $33.6 Million Savings $18.2 Million Savings $21.5 Million Savings $73.7 Million

 Restructuring & restructuring-related charges Q4:11 was $19.3M vs. Q4:10 of $14.4M Related cash payments in Q4:11 were $18.7M vs. $13.6M in the prior year Taxes Q4:11 GAAP effective income tax rate 43.9% vs. (293.4)% in Q4:10 Annual adjusted tax rate normalized = 34% Q4:11 cash taxes paid: $17.1M vs. $9.2M in Q4:10 FY:12 cash taxes estimated to be ~ $75 to $80M Q4 Restructuring | Taxes

Cash Flow

Q4 and Full Year Cash Provided by Operating Activities

($ in millions)	Q4:11	Q4:10	$Δ	FY:11	FY:10	$Δ
Net Cash Provided by Operating Activities	$584.8	$479.1	$105.7	$2,233.3	$2,208.7	$24.6

($ in millions)	**FY 2011**
Corporate Cash Flow	**($303)**
One Time Items:	
• Acquisition and investments	$209
• Call Premiums	$62
• Interest payment timing on High Yield Notes	$41
• Corporate funding of Brazilian fleet growth	$63
Year of Investment:	
• HERC fleet Investment	$215
• Non-Fleet Investment	$88
Normalized Corporate Cash Flow	**$375**

Note: The presentation of the Corporate Cash Flow was updated in Q1:11

- Conceptually same as Levered *After* Tax Cash Flow After Fleet Growth
- Corporate Cash Flow now incorporates changes in FX rates
- HERC maintenance & growth capex were consolidated

Hertz

31

Liquidity at $2.0 billion, same level as adjusted 2010*, despite significant 2011 acquisitions and HERC fleet investment Liquidity & Debt Corporate Liquidity @ 12/31/11 ($ in millions) ABL Availability: $ 1,041 Unrestricted Cash: 932 Corporate Liquidity: $1,973 Total net corporate debt $3.7 billion Total net fleet debt $6.4 billion * 2010 adjusted for the $1,144 mil of high yield notes called in January plus the call premium

OUTLOOK

Source: IMF 1/24/12 Economic Outlook 2012 HTZ 2012 Guidance YoY increase to high end Hertz Consolidated Revenue $8.85 to $8.95 B +8%

2012 Sensitivity to Adjusted Pre-tax Income 1 Percent change over FY:11 2 1% change = $25 million in revenue 3 Assumes all foreign currency forecasts move in the same proportion as the Euro estimate Guidance Assumptions Annual Pre-Tax Opportunity with 1% Improvement1 WWRAC Pricing -0.5% to -1.5% $54 Volume (Days) 5.5% to 6.5% $18 Net Depr per Unit 1.0% to 2.0% $16 WWHERC Pricing 2.0% to 3.0% $9 Volume 9.0% to 10.0% $3 FX rates2 Euro rate3 1.32 $1 ($ in millions)

FY 2012 Financial Guidance Revised Guidance YoY increase to high end Revenue $8.85 to $8.95 bil +8% Corporate EBITDA $1.52 to $1.59 bil +14% Adjusted Pre-Tax Income $790 to $860 mil +26% Adjusted Net Income $520 to $570 mil +33% Adjusted Diluted EPS** $1.16 to $1.26 +30% * Shares outstanding Q1:12 = 418mm; FY:12 = 450mm Some Conservatism due to EU Risks

EU Rental Car Continued softness Tough YoY comparison – strong Q1:11 U.S. Rental Car Total revenue per day improving vs. sequential fourth quarter Volume growth could be up double-digit vs. a year ago Rental car residual values continue strong HERC Architectural Building Index above 50 is good sign 50.9 in January Currently, U.S. rental revenue tracking up ~15%-16% on base business Recent U.S. Cinelease acquisition est. to add 4%-5% to Q1 rental revenue Robust acquisition pipeline; expect to close another acquisition in Q1:12 Q1:12 Outlook

Table 1

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions, except per share amounts)

Unaudited

	Three Months Ended		As a Percentage
	December 31,		of Total Revenues
	2011	2010*	2011	2010
Total revenues	$2,013.8	$1,835.8	100.0%	100.0%

Expenses:
Direct operating (a)	1,057.8	1,035.0	52.5%	56.4%
Depreciation of revenue earning equipment and lease charges	526.7	451.2	26.2%	24.5%
Selling, general and administrative	169.9	156.1	8.4%	8.5%
Interest expense	167.7	201.3	8.3%	11.0%
Interest income	(0.9)	(1.8)	—%	(0.1)%
Other (income) expense, net	(0.2)	—	—%	—%
Total expenses	1,921.0	1,841.8	95.4%	100.3%
Income (loss) before income taxes	92.8	(6.0)	4.6%	(0.3)%
Provision for taxes on income	(40.7)	(17.6)	(2.0)%	(1.0)%
Net income (loss)	52.1	(23.6)	2.6%	(1.3)%
Less: Net income attributable to noncontrolling interest	(5.0)	(4.5)	(0.3)%	(0.2)%
Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$47.1	$(28.1)	2.3%	(1.5)%

Weighted average number of shares outstanding:
Basic	416.9	413.0
Diluted	437.2	413.0

Earnings (loss) per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$0.11	$(0.07)
Diluted	$0.11	$(0.07)

	Year Ended		As a Percentage
	December 31,		of Total Revenues
	2011	2010*	2011	2010
Total revenues	$8,298.4	$7,562.5	100.0%	100.0%

Expenses:
Direct operating (a)	4,566.4	4,283.4	55.0%	56.7%
Depreciation of revenue earning equipment and lease charges	1,905.7	1,868.1	23.0%	24.7%
Selling, general and administrative	745.3	664.5	9.0%	8.8%
Interest expense	699.7	773.4	8.4%	10.2%
Interest income	(5.5)	(12.3)	(0.1)%	(0.2)%
Other (income) expense, net	62.5	—	0.8%	—%
Total expenses	7,974.1	7,577.1	96.1%	100.2%
Income (loss) before income taxes	324.3	(14.6)	3.9%	(0.2)%
Provision for taxes on income	(128.5)	(16.7)	(1.6)%	(0.2)%
Net income (loss)	195.8	(31.3)	2.3%	(0.4)%
Less: Net income attributable to noncontrolling interest	(19.6)	(17.4)	(0.2)%	(0.2)%
Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$176.2	$(48.7)	2.1%	(0.6)%

Weighted average number of shares outstanding:
Basic	415.9	411.9
Diluted	444.8	411.9

Earnings (loss) per share attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders:
Basic	$0.42	$(0.12)
Diluted	$0.40	$(0.12)

* During the third quarter of 2011, we indentified certain adjustments that should have been recorded in our previously prepared consolidated financial statements. Direct operating expenses increased (decreased) for the three months and year ended December 31, 2010, by $(1.8) million and $1.0 million, respectively, ($(1.1) million and $0.6 million, net of tax, respectively).

(a)  For the three months ended December 31, 2011 and 2010, direct operating includes $38.1 million and $3.0 million, respectively, of gains from the dispositions of property and equipment.  For the years ended December 31, 2011 and 2010, direct operating includes $43.1 million and $5.7 million, respectively, of gains from the dispositions of property and equipment.

Table 2

HERTZ GLOBAL HOLDINGS, INC.

CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS

(In millions)

Unaudited

	Three Months Ended December 31, 2011				Three Months Ended December 31, 2010
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$2,013.8	$—		$2,013.8	$1,835.8	$—		$1,835.8

Expenses:
Direct operating	1,057.8	(35.3	)(a)	1,022.5	1,035.0	(27.8	)(a)	1,007.2
Depreciation of revenue earning equipment and lease charges	526.7	(4.2	)(b)	522.5	451.2	(3.7	)(b)	447.5
Selling, general and administrative	169.9	(10.4	)(c)	159.5	156.1	(6.5	)(c)	149.6
Interest expense	167.7	(22.4	)(d)	145.3	201.3	(37.8	)(d)	163.5
Interest income	(0.9)	—		(0.9)	(1.8)	—		(1.8)
Other (income) expense, net	(0.2)	—		(0.2)	—	—		—
Total expenses	1,921.0	(72.3)		1,848.7	1,841.8	(75.8)		1,766.0
Income (loss) before income taxes	92.8	72.3		165.1	(6.0)	75.8		69.8
Provision for taxes on income	(40.7)	(15.4	)(e)	(56.1)	(17.6)	(6.1	)(e)	(23.7)
Net income (loss)	52.1	56.9		109.0	(23.6)	69.7		46.1
Less: Net income attributable to noncontrolling interest	(5.0)	—		(5.0)	(4.5)	—		(4.5)
Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$47.1	$56.9		$104.0	$(28.1)	$69.7		$41.6

	Year Ended December 31, 2011				Year Ended December 31, 2010
	As			As	As			As
	Reported	Adjustments		Adjusted	Reported	Adjustments		Adjusted
Total revenues	$8,298.4	$—		$8,298.4	$7,562.5	$—		$7,562.5

Expenses:
Direct operating	4,566.4	(122.1	)(a)	4,444.3	4,283.4	(128.6	)(a)	4,154.8
Depreciation of revenue earning equipment and lease charges	1,905.7	(10.7	)(b)	1,895.0	1,868.1	(14.3	)(b)	1,853.8
Selling, general and administrative	745.3	(30.6	)(c)	714.7	664.5	(36.2	)(c)	628.3
Interest expense	699.7	(130.4	)(d)	569.3	773.4	(182.6	)(d)	590.8
Interest income	(5.5)	—		(5.5)	(12.3)	—		(12.3)
Other (income) expense, net	62.5	(62.4	)(f)	0.1	—	—		—
Total expenses	7,974.1	(356.2)		7,617.9	7,577.1	(361.7)		7,215.4
Income (loss) before income taxes	324.3	356.2		680.5	(14.6)	361.7		347.1
Provision for taxes on income	(128.5)	(102.8	)(e)	(231.3)	(16.7)	(101.3	)(e)	(118.0)
Net income (loss)	195.8	253.4		449.2	(31.3)	260.4		229.1
Less: Net income attributable to noncontrolling interest	(19.6)	—		(19.6)	(17.4)	—		(17.4)
Net income (loss) attributable to Hertz Global Holdings, Inc. and Subsidiaries’ common stockholders	$176.2	$253.4		$429.6	$(48.7)	$260.4		$211.7

(a)  Represents the increase in amortization of other intangible assets, depreciation of property and equipment and accretion of certain revalued liabilities relating to purchase accounting.  For the three months ended December 31, 2011 and 2010, also includes restructuring and restructuring related charges of $14.4 million and $9.5 million, respectively.  For the years ended December 31, 2011 and 2010, also includes restructuring and restructuring related charges of $52.5 million and $52.6 million.

(b)  Represents the increase in depreciation of revenue earning equipment based upon its revaluation relating to purchase accounting.

(c)  Represents an increase in depreciation of property and equipment relating to purchase accounting. For the three months ended December 31, 2011 and 2010, also includes restructuring and restructuring related charges of $5.0 million and $4.9 million, respectively.  For the years ended December 31, 2011 and 2010, also includes restructuring and restructuring related charges of $13.7 million and $15.3million, respectively. For all periods presented, also includes other adjustments which are detailed in Table 5.

(d)  Represents non-cash debt charges relating to the amortization and write off of deferred debt financing costs and debt discounts.  For the three months and year ended December 31, 2010, also includes $12.0 million and $68.9 million, respectively, associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps as effective hedging instruments.

(e)  Represents a provision for income taxes derived utilizing a normalized income tax rate (34% for 2011 and 2010).

(f)  Represents premiums paid to redeem our 10.5% Senior Subordinated Notes and a portion of our 8.875% Senior Notes.

Table 3

HERTZ GLOBAL HOLDINGS, INC.

SEGMENT AND OTHER INFORMATION

(In millions, except per share amounts)

Unaudited

	Three Months Ended		Year Ended
	December 31,		December 31,
	2011	2010	2011	2010
Revenues:
Car rental	$1,695.2	$1,548.0	$7,083.5	$6,486.2
Equipment rental	317.9	286.1	1,209.5	1,070.1
Other reconciling items	0.7	1.7	5.4	6.2
	$2,013.8	$1,835.8	$8,298.4	$7,562.5

Depreciation of property and equipment:
Car rental	$29.6	$27.7	$116.1	$112.3
Equipment rental	8.3	8.3	33.7	34.3
Other reconciling items	2.3	1.8	8.2	7.4
	$40.2	$37.8	$158.0	$154.0

Amortization of other intangible assets:
Car rental	$9.5	$6.9	$32.7	$30.2
Equipment rental	9.0	8.5	35.8	33.4
Other reconciling items	0.4	0.3	1.5	1.1
	$18.9	$15.7	$70.0	$64.7

Income (loss) before income taxes:
Car rental	$130.6	$89.4	$755.6	$441.8
Equipment rental	45.1	16.9	69.3	(14.6)
Other reconciling items	(82.9)	(112.3)	(500.6)	(441.8)
	$92.8	$(6.0)	$324.3	$(14.6)

Corporate EBITDA (a):
Car rental	$202.1	$166.9	$984.2	$758.9
Equipment rental	140.7	114.6	480.5	401.4
Other reconciling items	(7.6)	(14.0)	(75.2)	(60.0)
	$335.2	$267.5	$1,389.5	$1,100.3

Adjusted pre-tax income (loss) (a):
Car rental	$171.4	$132.1	$850.2	$641.9
Equipment rental	62.1	35.0	161.6	78.0
Other reconciling items	(68.4)	(97.3)	(331.3)	(372.8)
	$165.1	$69.8	$680.5	$347.1

Adjusted net income (loss) (a):
Car rental	$113.1	$87.2	$561.1	$423.6
Equipment rental	41.0	23.1	106.7	51.5
Other reconciling items	(50.1)	(68.7)	(238.2)	(263.4)
	$104.0	$41.6	$429.6	$211.7

Adjusted diluted number of shares outstanding (a)	437.2	410.0	444.8	410.0

Adjusted diluted earnings per share (a)	$0.24	$0.10	$0.97	$0.52

(a)         Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

Note:  “Other Reconciling Items” includes general corporate expenses, certain interest expense (including net interest on corporate debt), as well as other business activities such as our third-party claim management services.  See Tables 5 and 6.

Table 4

HERTZ GLOBAL HOLDINGS, INC.

SELECTED OPERATING AND FINANCIAL DATA

Unaudited

	Three	Percent		Percent
	Months	change	Year	change
	Ended, or as	from	Ended, or as	from
	of Dec. 31,	prior year	of Dec. 31,	prior year
	2011	period	2011	period

Selected Car Rental Operating Data

Worldwide number of transactions (in thousands)	6,512	3.0%	27,095	4.3%
Domestic (Hertz)	4,802	2.9%	19,903	4.2%
International (Hertz)	1,710	3.2%	7,192	4.7%

Worldwide transaction days (in thousands)	32,594	7.2%	137,301	8.0%
Domestic (Hertz)	22,579	8.6%	93,741	8.5%
International (Hertz)	10,015	4.1%	43,560	6.9%

Worldwide rental rate revenue per transaction day (a)	$40.46	(4.2)%	$41.62	(3.7)%
Domestic (Hertz)	$39.04	(5.2)%	$40.30	(4.4)%
International (Hertz) (b)	$43.67	(1.9)%	$44.47	(2.3)%

Worldwide average number of cars during period	599,300	40.2%	615,600	38.3%
Domestic (Hertz company-operated)	310,100	8.5%	321,700	8.0%
International (Hertz company-operated)	151,200	6.5%	156,900	6.6%
Donlen (under lease and maintenance)	138,000	N/A	137,000	N/A

Worldwide revenue earning equipment, net (in millions)	$8,318.7	15.2%	$8,318.7	15.2%

Selected Worldwide Equipment Rental Operating Data

Rental and rental related revenue (in millions) (a) (b)	$291.1	11.6%	$1,094.4	12.1%
Same store revenue growth, including initiatives (a) (b)	9.1%	N/M	9.3%	N/M
Average acquisition cost of revenue earning equipment operated during period (in millions)	$2,845.4	3.8%	$2,804.8	2.6%
Worldwide revenue earning equipment, net (in millions)	$1,786.7	4.9%	$1,786.7	4.9%

Other Financial Data (in millions)

Cash flows provided by operating activities	$584.8	22.1%	$2,233.3	1.1%
Corporate cash flow (a)	721.6	N/M	(303.0)	N/M
EBITDA (a)	840.9	21.0%	3,134.9	11.1%
Corporate EBITDA (a)	335.2	25.3%	1,389.5	26.3%

Selected Balance Sheet Data (in millions)

	December 31,	December 31,
	2011	2010
Cash and cash equivalents	$931.8	$2,374.2
Total revenue earning equipment, net	10,105.4	8,923.7
Total assets	17,673.5	17,345.0
Total debt	11,317.1	11,306.4
Net corporate debt (a)	3,678.6	3,364.5
Net fleet debt (a)	6,398.7	5,360.1
Total net debt (a)	10,077.3	8,724.6
Total equity	2,234.7	2,118.5

(a)    Represents a non-GAAP measure, see the accompanying reconciliations and definitions.

(b)    Based on 12/31/10 foreign exchange rates.

N/M Percentage change not meaningful.

Table 5

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except per share amounts)

Unaudited

ADJUSTED PRE-TAX INCOME (LOSS) AND  ADJUSTED NET INCOME (LOSS)

	Three Months Ended December 31, 2011				Three Months Ended December 31, 2010
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$1,695.2	$317.9	$0.7	$2,013.8	$1,548.0	$286.1	$1.7	$1,835.8
Expenses:
Direct operating and selling, general and administrative	1,011.8	201.2	14.7	1,227.7	976.1	192.0	23.0	1,191.1
Depreciation of revenue earning equipment and lease charges	466.1	60.6	—	526.7	383.9	67.3	—	451.2
Interest expense	87.4	11.3	69.0	167.7	99.8	9.9	91.6	201.3
Interest income	(0.7)	(0.1)	(0.1)	(0.9)	(1.2)	—	(0.6)	(1.8)
Other (income) expense, net	—	(0.2)	—	(0.2)	—	—	—	—
Total expenses	1,564.6	272.8	83.6	1,921.0	1,458.6	269.2	114.0	1,841.8
Income (loss) before income taxes	130.6	45.1	(82.9)	92.8	89.4	16.9	(112.3)	(6.0)
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	10.7	9.5	1.1	21.3	8.4	9.2	0.8	18.4
Depreciation of revenue earning equipment	4.2	—	—	4.2	—	3.6	—	3.6
Non-cash debt charges (b)	12.0	0.9	9.5	22.4	25.6	1.8	10.4	37.8
Restructuring charges (c)	9.3	7.8	(1.1)	16.0	4.6	3.3	1.2	9.1
Restructuring related charges (c)	4.6	(1.2)	(0.1)	3.3	4.3	0.2	0.8	5.3
Derivative (gains) losses (c)	—	—	(0.1)	(0.1)	(0.2)	—	0.9	0.7
Acquisition related costs (d)	—	—	5.2	5.2	—	—	0.9	0.9
Adjusted pre-tax income (loss)	171.4	62.1	(68.4)	165.1	132.1	35.0	(97.3)	69.8
Assumed (provision) benefit for income taxes of 34%	(58.3)	(21.1)	23.3	(56.1)	(44.9)	(11.9)	33.1	(23.7)
Noncontrolling interest	—	—	(5.0)	(5.0)	—	—	(4.5)	(4.5)
Adjusted net income (loss)	$113.1	$41.0	$(50.1)	$104.0	$87.2	$23.1	$(68.7)	$41.6

Adjusted diluted number of shares outstanding				437.2				410.0

Adjusted diluted earnings per share				$0.24				$0.10

	Year Ended December 31, 2011				Year Ended December 31, 2010
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total
Total revenues:	$7,083.5	$1,209.5	$5.4	$8,298.4	$6,486.2	$1,070.1	$6.2	$7,562.5
Expenses:
Direct operating and selling, general and administrative	4,347.9	840.8	123.0	5,311.7	4,059.6	771.9	116.4	4,947.9
Depreciation of revenue earning equipment and lease charges	1,651.4	254.3	—	1,905.7	1,594.6	273.5	—	1,868.1
Interest expense	333.1	45.3	321.3	699.7	401.3	39.4	332.7	773.4
Interest income	(4.5)	(0.3)	(0.7)	(5.5)	(11.1)	(0.1)	(1.1)	(12.3)
Other (income) expense, net	—	0.1	62.4	62.5	—	—	—	—
Total expenses	6,327.9	1,140.2	506.0	7,974.1	6,044.4	1,084.7	448.0	7,577.1
Income (loss) before income taxes	755.6	69.3	(500.6)	324.3	441.8	(14.6)	(441.8)	(14.6)
Adjustments:
Purchase accounting (a):
Direct operating and selling, general and administrative	35.4	37.9	3.6	76.9	37.0	35.8	3.2	76.0
Depreciation of revenue earning equipment	4.2	6.5	—	10.7	—	14.3	—	14.3
Non-cash debt charges (b)	43.9	5.5	81.0	130.4	133.3	7.5	41.8	182.6
Restructuring charges (c)	16.6	40.5	(0.7)	56.4	18.1	34.7	1.9	54.7
Restructuring related charges (c)	7.0	1.9	0.9	9.8	11.9	0.3	1.0	13.2
Derivative (gains) losses (c)	0.6	—	(0.7)	(0.1)	(0.2)	—	3.4	3.2
Pension adjustment (c)	(13.1)	—	—	(13.1)	—	—	—	—
Acquisition related costs (d)	—	—	18.8	18.8	—	—	17.7	17.7
Management transition costs (d)	—	—	4.0	4.0	—	—	—	—
Premiums paid on debt (e)	—	—	62.4	62.4	—	—	—	—
Adjusted pre-tax income (loss)	850.2	161.6	(331.3)	680.5	641.9	78.0	(372.8)	347.1
Assumed (provision) benefit for income taxes of 34%	(289.1)	(54.9)	112.7	(231.3)	(218.3)	(26.5)	126.8	(118.0)
Noncontrolling interest	—	—	(19.6)	(19.6)	—	—	(17.4)	(17.4)
Adjusted net income (loss)	$561.1	$106.7	$(238.2)	$429.6	$423.6	$51.5	$(263.4)	$211.7

Adjusted diluted number of shares outstanding				444.8				410.0

Adjusted diluted earnings per share				$0.97				$0.52

(a)

Represents the purchase accounting effects of the acquisition of all of Hertz’s common stock on December 21, 2005 on our results of operations relating to increased depreciation and amortization of tangible and intangible assets and accretion of workers’ compensation and public liability and property damage liabilities. Also represents the purchase accounting effects of subsequent acquisitions on our results of operations relating to increased depreciation and amortization of intangible assets.

(b)

Represents non-cash debt charges relating to the amortization and write off of deferred debt financing costs and debt discounts. For the three months and year ended December 31, 2010, also includes $12.0 million and $68.9 million, respectively, associated with the amortization of amounts pertaining to the de-designation of our interest rate swaps as effective hedging instruments.

(c)	Amounts are included within direct operating and selling, general and administrative expense in our statement of operations.
(d)	Amounts are included within selling, general and administrative expense in our statement of operations.
(e)

Represents premiums paid to redeem our 10.5% Senior Subordinated Notes and a portion of our 8.875% Senior Notes. These costs are included within other (income) expense, net in our statement of operations.

Table 6

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions)

Unaudited

EBITDA, CORPORATE EBITDA, UNLEVERED PRE-TAX CASH FLOW,

LEVERED AFTER-TAX CASH FLOW BEFORE  FLEET GROWTH AND CORPORATE CASH FLOW

	Three Months Ended December 31, 2011				Three Months Ended December 31, 2010
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes	$130.6	$45.1	$(82.9)	$92.8	$89.4	$16.9	$(112.3)	$(6.0)
Depreciation, amortization and other purchase accounting	505.4	77.8	3.1	586.3	419.6	84.2	2.3	506.1
Interest, net of interest income	86.7	11.2	68.9	166.8	98.6	9.9	91.0	199.5
Noncontrolling interest	—	—	(5.0)	(5.0)	—	—	(4.5)	(4.5)
EBITDA	722.7	134.1	(15.9)	840.9	607.6	111.0	(23.5)	695.1
Adjustments:
Car rental fleet interest	(82.3)	—	—	(82.3)	(93.5)	—	—	(93.5)
Car rental fleet depreciation	(466.1)	—	—	(466.1)	(383.9)	—	—	(383.9)
Non-cash expenses and charges (a)	13.9	—	4.3	18.2	27.8	0.1	6.6	34.5
Extraordinary, unusual or non-recurring gains and losses (b)	13.9	6.6	4.0	24.5	8.9	3.5	2.9	15.3
Corporate EBITDA	$202.1	$140.7	$(7.6)	335.2	$166.9	$114.6	$(14.0)	267.5
Non-fleet capital expenditures, net				(73.8)				(31.5)
Changes in working capital:
Receivables, excluding car rental fleet receivables				72.2				79.7
Accounts payable and capital leases				(104.5)				(21.0)
Accrued liabilities and other				(85.0)				(116.0)
Acquisition and other investing activities				(4.3)				(34.2)
Other financing activities, excluding debt				(14.8)				(28.7)
Foreign exchange impact on cash and cash equivalents				(10.2)				24.0
Unlevered pre-tax cash flow				114.8				139.8
Corporate net cash interest				(95.3)				(30.6)
Corporate cash taxes				(17.1)				(9.2)
Levered after-tax cash flow before fleet growth				2.4				100.0
Equipment rental revenue earning equipment expenditures, net of disposal proceeds				(69.1)				(76.9)
Car rental fleet equity requirement				788.3				388.3
Corporate cash flow				$721.6				$411.4

	Year Ended December 31, 2011				Year Ended December 31, 2010
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Income (loss) before income taxes	$755.6	$69.3	$(500.6)	$324.3	$441.8	$(14.6)	$(441.8)	$(14.6)
Depreciation, amortization and other purchase accounting	1,801.3	323.8	10.9	2,136.0	1,740.9	341.6	9.8	2,092.3
Interest, net of interest income	328.6	45.0	320.6	694.2	390.2	39.3	331.6	761.1
Noncontrolling interest	—	—	(19.6)	(19.6)	—	—	(17.4)	(17.4)
EBITDA	2,885.5	438.1	(188.7)	3,134.9	2,572.9	366.3	(117.8)	2,821.4
Adjustments:
Car rental fleet interest	(306.2)	—	—	(306.2)	(384.4)	—	—	(384.4)
Car rental fleet depreciation	(1,651.4)	—	—	(1,651.4)	(1,594.6)	—	—	(1,594.6)
Non-cash expenses and charges (a)	32.7	—	28.1	60.8	135.0	0.1	37.2	172.3
Extraordinary, unusual or non-recurring gains and losses (b)	23.6	42.4	85.4	151.4	30.0	35.0	20.6	85.6
Corporate EBITDA	$984.2	$480.5	$(75.2)	1,389.5	$758.9	$401.4	$(60.0)	1,100.3
Non-fleet capital expenditures, net				(227.9)				(140.3)
Changes in working capital:
Receivables, excluding car rental fleet receivables				(64.9)				(32.0)
Accounts payable and capital leases				(58.6)				383.6
Accrued liabilities and other				(192.6)				(142.9)
Acquisition and other investing activities				(259.4)				(41.4)
Other financing activities, excluding debt				(109.3)				(93.4)
Foreign exchange impact on cash and cash equivalents				3.8				(10.3)
Unlevered pre-tax cash flow				480.6				1,023.6
Corporate net cash interest				(390.1)				(328.9)
Corporate cash taxes				(49.6)				(50.7)
Levered after-tax cash flow before fleet growth				40.9				644.0
Equipment rental revenue earning equipment expenditures, net of disposal proceeds				(359.8)				(145.0)
Car rental fleet equity requirement				15.9				(184.0)
Corporate cash flow				$(303.0)				$315.0

Table 6 (pg. 2)

(a) As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of certain non-cash expenses and charges.  The adjustments reflect the following:

	Three Months Ended December 31, 2011				Three Months Ended December 31, 2010
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
NON-CASH EXPENSES AND CHARGES	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$11.7	$—	$—	$11.7	$25.3	$—	$—	$25.3
Non-cash stock-based employee compensation charges	2.2	—	4.4	6.6	2.7	0.1	5.7	8.5
Derivative (gains) losses	—	—	(0.1)	(0.1)	(0.2)	—	0.9	0.7
Total non-cash expenses and charges	$13.9	$—	$4.3	$18.2	$27.8	$0.1	$6.6	$34.5

	Year Ended December 31, 2011				Year Ended December 31, 2010
			Other				Other
	Car	Equipment	Reconciling		Car	Equipment	Reconciling
NON-CASH EXPENSES AND CHARGES	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Non-cash amortization of debt costs included in car rental fleet interest	$43.0	$—	$—	$43.0	$132.5	$—	$—	$132.5
Non-cash stock-based employee compensation charges	2.2	—	28.8	31.0	2.7	0.1	33.8	36.6
Derivative (gains) losses	0.6	—	(0.7)	(0.1)	(0.2)	—	3.4	3.2
Pension adjustment	(13.1)	—	—	(13.1)	—	—	—	—
Total non-cash expenses and charges	$32.7	$—	$28.1	$60.8	$135.0	$0.1	$37.2	$172.3

(b) As defined in the credit agreements for the senior credit facilities, Corporate EBITDA excludes the impact of extraordinary, unusual or non-recurring gains or losses or charges or credits. The adjustments reflect the following:

	Three Months Ended December 31, 2011				Three Months Ended December 31, 2010
			Other				Other
EXTRAORDINARY, UNUSUAL OR	Car	Equipment	Reconciling		Car	Equipment	Reconciling
NON-RECURRING ITEMS	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$9.3	$7.8	$(1.1)	$16.0	$4.6	$3.3	$1.2	$9.1
Restructuring related charges	4.6	(1.2)	(0.1)	3.3	4.3	0.2	0.8	5.3
Acquisition related costs	—	—	5.2	5.2	—	—	0.9	0.9
Total extraordinary, unusual or non-recurring items	$13.9	$6.6	$4.0	$24.5	$8.9	$3.5	$2.9	$15.3

	Year Ended December 31, 2011				Year Ended December 31, 2010
			Other				Other
EXTRAORDINARY, UNUSUAL OR	Car	Equipment	Reconciling		Car	Equipment	Reconciling
NON-RECURRING ITEMS	Rental	Rental	Items	Total	Rental	Rental	Items	Total

Restructuring charges	$16.6	$40.5	$(0.7)	$56.4	$18.1	$34.7	$1.9	$54.7
Restructuring related charges	7.0	1.9	0.9	9.8	11.9	0.3	1.0	13.2
Acquisition related costs	—	—	18.8	18.8	—	—	17.7	17.7
Premiums paid on debt	—	—	62.4	62.4	—	—	—	—
Management transition costs	—	—	4.0	4.0	—	—	—	—
Total extraordinary, unusual or non-recurring items	$23.6	$42.4	$85.4	$151.4	$30.0	$35.0	$20.6	$85.6

Table 7

HERTZ GLOBAL HOLDINGS, INC.

RECONCILIATION OF GAAP TO NON-GAAP EARNINGS MEASURES

(In millions, except as noted)

Unaudited

	Three Months Ended		Year Ended
RECONCILIATION FROM OPERATING	December 31,		December 31,
CASH FLOWS TO EBITDA:	2011	2010	2011	2010

Net cash provided by operating activities	$584.8	$479.1	$2,233.3	$2,208.7
Amortization and write-off of debt costs	(22.4)	(25.8)	(130.3)	(113.8)
Provision for losses on doubtful accounts	(7.0)	(4.5)	(28.2)	(19.7)
Derivative gains (losses)	(6.3)	5.6	8.0	(10.8)
Gain on revaluation of foreign denominated debt	26.6	—	26.6	—
Gain on sale of property and equipment	38.3	3.1	43.5	5.7
Amortization of cash flow hedges	—	(12.0)	—	(68.9)
Stock-based compensation charges	(6.7)	(8.5)	(31.1)	(36.6)
Asset writedowns	(0.4)	(0.9)	(23.2)	(20.4)
Lease charges	23.8	21.1	96.1	78.2
Noncontrolling interest	(5.0)	(4.5)	(19.6)	(17.4)
Deferred income taxes	(40.3)	(4.2)	(68.1)	26.5
Provision for taxes on income	40.7	17.6	128.5	16.7
Interest expense, net of interest income	166.8	199.5	694.2	761.1
Changes in assets and liabilities	48.0	29.5	205.2	12.1
EBITDA	$840.9	$695.1	$3,134.9	$2,821.4

NET CORPORATE DEBT, NET FLEET DEBT	December 31,	September 30,	December 31,	September 30,	December 31,
AND TOTAL NET DEBT	2011	2011	2010	2010	2009

Total Corporate Debt	$4,704.8	$4,942.4	$5,830.7	$5,334.7	$4,689.4
Total Fleet Debt	6,612.3	7,563.9	5,475.7	6,712.2	5,675.0
Total Debt	$11,317.1	$12,506.3	$11,306.4	$12,046.9	$10,364.4

Corporate Restricted Cash
Restricted Cash, less:	$308.0	$332.8	$207.6	$739.6	$365.2
Restricted Cash Associated with Fleet Debt	(213.6)	(215.6)	(115.6)	(663.4)	(295.0)
Corporate Restricted Cash	$94.4	$117.2	$92.0	$76.2	$70.2

Net Corporate Debt
Corporate Debt, less:	$4,704.8	$4,942.4	$5,830.7	$5,334.7	$4,689.4
Cash and Cash Equivalents	(931.8)	(385.8)	(2,374.2)	(1,483.3)	(985.6)
Corporate Restricted Cash	(94.4)	(117.2)	(92.0)	(76.2)	(70.2)
Net Corporate Debt	$3,678.6	$4,439.4	$3,364.5	$3,775.2	$3,633.6

Net Fleet Debt
Fleet Debt, less:	$6,612.3	$7,563.9	$5,475.7	$6,712.2	$5,675.0
Restricted Cash Associated with Fleet Debt	(213.6)	(215.6)	(115.6)	(663.4)	(295.0)
Net Fleet Debt	$6,398.7	$7,348.3	$5,360.1	$6,048.8	$5,380.0

Total Net Debt	$10,077.3	$11,787.7	$8,724.6	$9,824.0	$9,013.6

	Three Months Ended		Year Ended
CAR RENTAL RATE REVENUE PER	December 31,		December 31,
TRANSACTION DAY (a)	2011	2010	2011	2010

Car rental segment revenues (b)	$1,695.2	$1,548.0	$7,083.5	$6,486.2
Non-rental rate revenue	(371.0)	(252.6)	(1,265.5)	(1,029.6)
Foreign currency adjustment	(5.4)	(11.2)	(103.0)	41.3
Rental rate revenue	$1,318.8	$1,284.2	$5,715.0	$5,497.9
Transactions days (in thousands)	32,594	30,408	137,301	127,159
Rental rate revenue per transaction day (in whole dollars)	$40.46	$42.23	$41.62	$43.24

	Three Months Ended		Year Ended
EQUIPMENT RENTAL AND RENTAL	December 31,		December 31,
RELATED REVENUE (a)	2011	2010	2011	2010

Equipment rental segment revenues	$317.9	$286.1	$1,209.5	$1,070.1
Equipment sales and other revenue	(27.4)	(25.2)	(106.2)	(100.1)
Foreign currency adjustment	0.6	(0.1)	(8.9)	5.9
Rental and rental related revenue	$291.1	$260.8	$1,094.4	$975.9

(a)	Based on 12/31/10 foreign exchange rates.
(b)

 Includes U.S. off-airport revenues of $289.4 million and $262.8 million for the three months ended December 31, 2011 and 2010, respectively, and $1,197.4 million and $1,079.7 million for the years ended December 31, 2011 and 2010, respectively.

Exhibit 1

Non-GAAP Measures: Definitions and Use/Importance

Hertz Global Holdings, Inc. (“Hertz Holdings”) is our top-level holding company.  The Hertz Corporation (“Hertz”) is our primary operating company.  The term “GAAP” refers to accounting principles generally accepted in the United States of America.

Definitions of non-GAAP measures utilized in Hertz Holdings’ February 22, 2012 Press Release are set forth below. Also set forth below is a summary of the reasons why management of Hertz Holdings and Hertz believes that the presentation of the non-GAAP financial measures included in the Press Release provide useful information regarding Hertz Holdings’ and Hertz’s financial condition and results of operations and additional purposes, if any, for which management of Hertz Holdings and Hertz utilize the non-GAAP measures.

1. Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and Corporate EBITDA

EBITDA is defined as net income before net interest expense, income taxes and depreciation (which includes revenue earning equipment lease charges) and amortization. Corporate EBITDA, as presented herein, represents EBITDA as adjusted for car rental fleet interest, car rental fleet depreciation and certain other items, as described in more detail in the accompanying tables.

Management uses EBITDA and Corporate EBITDA as operating performance and liquidity metrics for internal monitoring and planning purposes, including the preparation of our annual operating budget and monthly operating reviews, as well as to facilitate analysis of investment decisions, profitability and performance trends. Further, EBITDA enables management and investors to isolate the effects on profitability of operating metrics such as revenue, operating expenses and selling, general and administrative expenses, which enables management and investors to evaluate our two business segments that are financed differently and have different depreciation characteristics and compare our performance against companies with different capital structures and depreciation policies. We also present Corporate EBITDA as a supplemental measure because such information is utilized in the calculation of financial covenants under Hertz’s senior credit facilities.

EBITDA and Corporate EBITDA are not recognized measurements under GAAP. When evaluating our operating performance or liquidity, investors should not consider EBITDA and Corporate EBITDA in isolation of, or as a substitute for, measures of our financial performance and liquidity as determined in accordance with GAAP, such as net income, operating income or net cash provided by operating activities.

2. Adjusted Pre-Tax Income

Adjusted pre-tax income is calculated as income before income taxes plus non-cash purchase accounting charges, non-cash debt charges relating to the amortization of debt financing costs and debt discounts and certain one-time charges and non-operational items. Adjusted pre-tax income is important to management because it allows management to assess operational performance of our business, exclusive of the items mentioned above.  It also allows management to assess the performance of the entire business on the same basis as the segment measure of profitability.  Management believes that it is important to investors for the same reasons it is important to management and because it allows them to assess the operational performance of the Company on the same basis that management uses internally.

3. Adjusted Net Income

Adjusted net income is calculated as adjusted pre-tax income less a provision for income taxes derived utilizing a normalized income tax rate (34% in 2011 and 2010) and noncontrolling interest. The normalized income tax rate is management’s estimate of our long-term tax rate.  Adjusted net income is important to management and investors because it represents our operational performance exclusive of the effects of purchase accounting, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

4. Adjusted Diluted Earnings Per Share

Adjusted diluted earnings per share is calculated as adjusted net income divided by, for the three months and year ended December 31, 2011, 437.2 million and 444.8 million, respectively, which represents the weighted average diluted shares outstanding for each period; for the three months and year ended December 31, 2010, 410.0 million and 410.0 million, respectively, which represents the approximate number of shares outstanding at December 31, 2009. Adjusted diluted earnings per share is important to management and investors because it represents a measure of our operational performance exclusive of the effects of purchase accounting adjustments, non-cash debt charges, one-time charges and items that are not operational in nature or comparable to those of our competitors.

5. Transaction Days

Transaction days represent the total number of days that vehicles were on rent in a given period.

6. Car Rental Rate Revenue,  Rental Rate Revenue Per Transaction Day and Rental Rate Revenue Per Transaction

Car rental rate revenue consists of all revenue, net of discounts, associated with the rental of cars including charges for optional insurance products, but excluding revenue derived from fueling and concession and other expense pass-throughs, NeverLost units in the U.S. and certain ancillary revenue. Rental rate revenue per transaction day is calculated as total rental rate revenue, divided by the total number of transaction days, with all periods adjusted to eliminate the effect of fluctuations in foreign currency. Rental rate revenue per transaction is calculated as total rental rate revenue, divided by the total number of transactions, with all periods adjusted to eliminate the effects of fluctuations in foreign currency.  Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.  These statistics are important to management and investors as they represent the best measurements of the changes in underlying pricing in the car rental business and encompass the elements in car rental pricing that management has the ability to control.  The optional insurance products are packaged within certain negotiated corporate, government and membership programs and within certain retail rates being charged.  Based upon these existing programs and rate packages, management believes that these optional insurance products should be consistently included in the daily pricing of car rental transactions.  On the other hand, non-rental rate revenue items such as refueling and concession pass-through expense items are driven by factors beyond the control of management (i.e. the price of fuel and the concession fees charged by airports).  Additionally, NeverLost units are an optional revenue product which management does not consider to be part of their daily pricing of car rental transactions.

7. Equipment Rental and Rental Related Revenue

Equipment rental and rental related revenue consists of all revenue, net of discounts, associated with the rental of equipment including charges for delivery, loss damage waivers and fueling, but excluding revenue arising from the sale of equipment, parts and supplies and certain other ancillary revenue. Rental and rental related revenue is adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends. This statistic is important to our management and to investors as it is utilized in the measurement of rental revenue generated per dollar invested in fleet on an annualized basis and is comparable with the reporting of other industry participants.

8. Same Store Revenue Growth/Decline

Same store revenue growth or decline is calculated as the year over year change in revenue for locations that are open at the end of the period reported and have been operating under our direction for more than twelve months. The same store revenue amounts are adjusted in all periods to eliminate the effect of fluctuations in foreign currency. Our management believes eliminating the effect of fluctuations in foreign currency is appropriate so as not to affect the comparability of underlying trends.

9. Unlevered Pre-Tax Cash Flow

Unlevered pre-tax cash flow is calculated as Corporate EBITDA less non-fleet capital expenditures, net of non-fleet disposals, plus changes in working capital (receivables, excluding car rental receivables, inventories, prepaid expenses, accounts payable and accrued liabilities), cash used for acquisitions, cash used for / provided by other investing activities, cash used / provided by non-debt financing activities and the foreign exchange impact on cash and cash equivalents. Unlevered pre-tax cash flow is important to management and investors as it represents funds available to pay corporate interest and taxes and to grow our fleet or reduce debt.

10. Levered After-Tax Cash Flow Before Fleet Growth

Levered after-tax cash flow before fleet growth is calculated as Unlevered Pre-Tax Cash Flow less corporate net cash interest and corporate cash taxes. Levered after-tax cash flow before fleet growth is important to management and investors as it represents the funds available to grow our fleet or reduce our debt.

11. Corporate Net Cash Interest (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate net cash interest represents cash paid by the Company during the period for interest expense relating to Corporate Debt. Corporate net cash interest helps management and investors measure the ongoing costs of financing the business exclusive of the costs associated with the fleet financing.

12. Corporate Cash Taxes (used in the calculation of Levered After-Tax Cash Flow Before Fleet Growth)

Corporate cash taxes represents cash paid by the Company during the period for income taxes.

13. Corporate Cash Flow

Corporate cash flow is calculated as Levered After-Tax Cash Flow Before Fleet Growth less equipment rental fleet growth capital expenditures, net of disposal proceeds and less the car rental fleet equity requirement. Corporate cash flow is important to management and investors as it represents the cash available for the reduction of corporate debt.

14. Net Corporate Debt

Net corporate debt is calculated as total debt excluding fleet debt less cash and equivalents and corporate restricted cash.  Corporate debt consists of our Senior Term Facility; Senior ABL Facility; Senior Notes; Senior Subordinated Notes, Convertible Senior Notes; and certain other indebtedness of our domestic and foreign subsidiaries. Net Corporate Debt is important to management, investors and ratings agencies as it helps measure our leverage. Net Corporate Debt also assists in the evaluation of our ability to service our non-fleet-related debt without reference to the expense associated with the fleet debt, which is fully collateralized by assets not available to lenders under the non-fleet debt facilities.

15. Corporate Restricted Cash (used in the calculation of Net Corporate Debt)

Total restricted cash includes cash and cash equivalents that are not readily available for our normal disbursements. Total restricted cash and equivalents are restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities, our like-kind exchange programs and to satisfy certain of our self insurance regulatory reserve requirements. Corporate restricted cash is calculated as total restricted cash less restricted cash associated with fleet debt.

16. Net Fleet Debt

Net fleet debt is calculated as total fleet debt less restricted cash associated with fleet debt.  As of December 31, 2011, fleet debt consists of U.S. Fleet Variable Funding Notes, U.S. Fleet Medium Term Notes, Donlen GN II Variable Funding Notes, U.S. Fleet Financing Facility, European Revolving Credit Facility, European Fleet Notes, European Securitization, Canadian Securitization, Australian Securitization,  Brazilian Fleet Financing and Capitalized Leases relating to revenue earning equipment. This measure is important to management, investors and ratings agencies as it helps measure our leverage.

17. Restricted Cash Associated with Fleet Debt (used in the calculation of Net Fleet Debt and Corporate Restricted Cash)

Restricted cash associated with fleet debt is restricted for the purchase of revenue earning vehicles and other specified uses under our Fleet Debt facilities and our car rental like-kind exchange program.

18. Total Net Debt

Total net debt is calculated as net corporate debt plus net fleet debt.  This measure is important to management, investors and ratings agencies as it helps measure our leverage.